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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of Carmike Cinemas, Inc. for the year ended December 31, 1997, of our report dated February 2, 1998, included in the 1997 Annual Report to Shareholders of Carmike Cinemas, Inc. and subsidiaries.

We also consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-34791, Form S-8 No. 33-13723 and Form S-8 No. 33-48011) pertaining to the 128,986 shares issued in the First International Theatres, Inc. acquisition and to the stock option plan of Carmike Cinemas, Inc. and subsidiaries of our report dated February 2, 1998, included in the 1997 Annual Report to Shareholders of Carmike Cinemas, Inc. and subsidiaries which is incorporated by reference in the Annual Report on Form 10-K of Carmike Cinemas, Inc. for the year ended December 31, 1997.


                                        /s/ Ernst & Young LLP

Columbus, Georgia
March 26, 1998